UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2017 (February 15, 2017)

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street New York, NY		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 308-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

.02
ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2017, Tasos G. Konidaris was appointed to the Board of Directors (the “Board”) of Kadmon Holdings, Inc. (the “Company”), effective immediately. Mr. Konidaris has served as Executive Vice President and Chief Financial Officer of Alcresta Therapeutics, LLC (“Alcresta”) since March 2016.  Prior to that, he was Executive Vice President and Chief Financial Officer of Ikaria, Inc., a biotherapeutics company, from October 2011 to May 2015. Prior to joining Ikaria, since 2007, Mr. Konidaris served as Senior Vice President and Chief Financial Officer at Dun & Bradstreet Corporation (“D&B”), a leading commercial information services company. He was Principal Accounting Officer and led the Global Finance Operations of D&B beginning in 2005. From 2003 to 2005, Mr. Konidaris served as Group Vice President at Schering-Plough Corporation, a pharmaceutical company. Earlier in his career, Mr. Konidaris held senior financial and operational positions of increasing responsibility at the Pharmacia Corporation, Rhone-Poulenc Rorer, Novartis Corporation and Bristol-Myers Squibb Company. Mr. Konidaris currently serves on the boards of Alcresta, Pernix Therapeutics Holdings, Inc., and Zep Inc. and has served on the board of Delcath Systems, Inc.  Mr. Konidaris holds an MBA from Drexel University, and a BS in mathematics from Gwynedd Mercy College.

There are no family relationships between Mr. Konidaris and any director or other executive officer of the Company nor are there any transactions between Mr. Konidaris or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Mr. Konidaris and any other persons or entities pursuant to which Mr. Konidaris was appointed as a director of the Company.

Upon his appointment to the Board, Mr. Konidaris became entitled to the Company's non-employee director compensation. As such, Mr. Konidaris is entitled to receive $5,000 for each scheduled Board meeting. Mr. Konidaris will also be entitled to receive reimbursement of his reasonable travel expenses incurred in connection with his attendance at Board and committee meetings. In addition, non-employee directors of the Company are entitled to receive an annual equity grant consisting of options to purchase 25,000 shares of the Company’s common stock under the Company’s 2016 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kadmon Holdings, Inc.

Date: February 17, 2017	/s/ Konstantin Poukalov
Konstantin Poukalov
Executive Vice President, Chief Financial Officer